                                                                      Exhibit 4F
                                ESCROW AGREEMENT


                  ESCROW AGREEMENT, dated as of August 28, 1997, among Graham-Field Health Products, Inc., a Delaware corporation ("Purchaser"), S.E.
(Gene) Davis and Vicki Ray (collectively, the "Shareholders" and each individually, a "Shareholder"), and Robert E. Lesser, as escrow agent (the "Escrow Agent").

                  WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to an Agreement and Plan of Reorganization dated as of August 28, 1997 (the "Reorganization Agreement"; capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement) among Purchaser and the Shareholders relating to Purchaser's acquisition of Medical Supplies of America, Inc., a Florida corporation (the "Company"), the Shareholders are selling to Purchaser the Shares; and

                  WHEREAS, the Reorganization Agreement provides that Purchaser, the Shareholders and the Escrow Agent enter into this Agreement and that a portion of the Purchaser Shares be delivered to the Escrow Agent, in order to provide a fund for indemnity payments that the Shareholders become obligated to make to Purchaser or its officers, directors, employees, agents or Affiliates (together, the "Indemnified Parties") as and to the extent provided in Article VIII of the Reorganization Agreement.

                  NOW, THEREFORE, Purchaser, the Shareholders and the Escrow Agent hereby agree as follows:

                  1. Appointment of the Escrow Agent; Deposit of Escrow Shares. The Shareholders and Purchaser hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. The Escrow Agent acknowledges receipt of an executed copy of the Reorganization Agreement and of a certificate from each Shareholder with duly endorsed stock powers attached, representing the number of Purchaser Shares set forth opposite such Shareholders name on Schedule 1 hereto (such shares being referred to herein collectively as the "Escrow Shares").

                  2. Holding of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares in escrow for the benefit of the parties hereto. The Escrow Shares shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Agreement. The Escrow Shares or any proceeds thereof shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either the Shareholders or Purchaser owing to the Escrow Agent in any capacity.

                  3. Claims for Indemnity.

                  (a) Concurrently with the delivery of an Indemnity Notice to the Shareholders, Purchaser will deliver to the Escrow Agent a certificate in substantially the form of Annex I attached hereto (a "Certificate of Instruction"). No Certificate of Instruction may be delivered by Purchaser after the close of business on the business day immediately preceding the Termination Date. The Escrow Agent shall give written notice to the Shareholders of its receipt of a Certificate of Instruction not later than the second business day next following receipt thereof, together with a copy of such Certificate of Instruction.

                  (b) If the Escrow Agent (i) shall not, within thirty (30) calendar days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from the Shareholders a certificate in substantially the form of Annex II attached hereto (an "Objection Certificate") disputing their obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from Purchaser and the Shareholders substantially in the form of Annex III attached hereto (a "Resolution Certificate") stating that Purchaser and the Shareholders have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties or (B) a copy of a final, nonappealable order of a Board of Arbitration (accompanied by a certificate of Purchaser substantially in the form of Annex IV attached hereto (an "Arbitration Certificate")) stating that the Owed Amount referred to in such Certificate of Instruction (or a specified portion thereof) is payable to one or more of the Indemnified Parties by the Shareholders, then the Escrow Agent shall, on the second business day next following (A) the expiration of the Objection Period or
(B) the Escrow Agent's receipt of a Resolution Certificate or an Arbitration Certificate, as the case may be, deliver to Purchaser from each Shareholder's portion of the Escrow Shares (pro rata in accordance with Schedule 1 hereto) a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), equal to the quotient obtained by dividing
(x) the Owed Amount (or, if such Resolution Certificate or Arbitration Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount) by (y) the Per Share Price. For purposes of this Agreement, "Per Share Price" shall mean $13.4375.

                  (c) The Escrow Agent shall give written notice to Purchase of his receipt of an Objection Certificate not later than the second business day next following receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to the Shareholders of his receipt of an Arbitration Certificate not later than the second business day next following receipt thereof, together with a copy of such Arbitration Certificate.

                  (d) Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or an Arbitration Certificate and the payment by the Escrow Agent of the Owed Amount referred to therein, the related Certificate of Instruction shall be deemed canceled.

                  (e) Upon Purchaser's determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion thereof), Purchaser will promptly deliver to the Escrow Agent a certificate substantially in the form of Annex V attached hereto (a "Purchaser Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion thereof, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Shareholders of his receipt of a Purchaser Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Purchaser Cancellation Certificate.

                  (f) Upon receipt of a final nonappealable order of a Board of Arbitration stating that none of the Owed Amount referred to in a Certificate of Instruction as to which the Shareholders delivered an Objection Certificate within the Objection Period is payable to any Indemnified Party by the Shareholders, the Shareholders may deliver a copy of such order (accompanied by a certificate of the Shareholders substantially in the form of Annex VI attached hereto (a "Shareholder Cancellation Certificate")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to Purchaser of his receipt of a Shareholder Cancellation Certificate not later than the second business day next following receipt thereof, together with a copy of such Shareholder Cancellation Certificate.

                  4. Claims for Balance Sheet Adjustment. On the second business day after the receipt by the Escrow Agent of a certificate of Purchaser in substantially the form of Annex VII attached hereto (a "Balance Sheet Adjustment Certificate"), the Escrow Agent shall deliver to Purchaser a certificate or certificates evidencing that number of whole Escrow Shares (ignoring fractions) equal to the quotient obtained by dividing the amount set forth on the Balance Sheet Adjustment Certificate by the Per Share Price, calculated as of the date of the Balance Sheet Adjustment Certificate. The Escrow Agent shall give written notice to the Shareholders of his receipt of a Balance Sheet Adjustment Certificate not later than the second business day following the receipt thereof, together with a copy of such Balance Sheet Adjustment Certificate.

                  5. Accounts Receivable Payment. On the second business day after the receipt by the Escrow Agent of a certificate of Purchaser in substantially the form of Annex VIII attached hereto (an "Accounts Receivable Certificate"), the Escrow Agent shall deliver to Purchaser a certificate or certificates evidencing that number of whole Escrow Shares (ignoring fractions) equal to the quotient obtained by dividing the amount set forth on the Accounts Receivable Certificate by the Per Share Price, calculated as of the date of the Accounts Receivable Certificate. The Escrow Agent shall give written notice to the Shareholders of his receipt of an Accounts Receivable Certificate not later than the second business day following the receipt thereof, together with a copy of such Accounts Receivable Certificate.

                  6. Release of Escrow Shares. The Escrow Agent shall on the earlier to occur of (x) August 31, 1998 and (y) the date on which Purchaser's independent auditors issue an audit opinion on Purchaser's consolidated financial statements for the year ending December 31, 1997 (such earlier date, the "Termination Date") deliver to the Shareholders (pro rata in accordance with
Schedule 1) a certificate or certificates evidencing the remaining number of Escrow Shares, if any, less that number of Escrow Shares as shall represent (at the Per Share Price, calculated as of the date of receipt by the Escrow Agent of the Certificate of Instruction) any amounts designated in Certificates of Instruction received by the Escrow Agent prior to the Termination Date that have not been canceled in accordance with paragraph (d), (e) or (f) of Section 3. Purchaser shall give the Shareholders and the Escrow Agent prompt notice of Purchaser's receipt of the audit opinion referred to in the preceding sentence. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with paragraph (d), (e) or (f) of Section 3, the Escrow Agent shall promptly deliver to the Shareholders (pro rata in accordance with Schedule 1) the certificate or certificates evidencing the remaining Escrow Shares, if any, and this Agreement (other than Sections 7, 8 and 9) shall automatically terminate.

                  7. Duties and Obligations of the Escrow Agent. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

                  (i) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

                  (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by him, or for any mistake in fact or law, or for anything that he may do or refrain from doing in connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for his willful misconduct or gross negligence or breach of this Agreement;

                  (iii) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or his duties hereunder, and he shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by him in good faith in accordance with the opinion of such counsel;

                  (iv) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to his duties or rights hereunder, he shall be entitled to refrain from taking any action in that instance and his sole obligation, in addition to those of his duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until he shall be directed otherwise in writing by each party hereto or by a final, nonappealable order of a court of competent jurisdiction; provided, however, in the event that the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, he shall have the right to interplead Purchaser and the Shareholders in any court of competent jurisdiction and request that such court determine his rights and duties hereunder; and

                  (v) the Escrow Agent may execute any of his powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York, and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

                  8. Cooperation. Purchaser and the Shareholders shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform his duties and responsibilities hereunder.

                  9. Fees and Expenses; Indemnity. Purchaser shall pay the fees of the Escrow Agent for his services hereunder as and when billed by the Escrow Agent. Purchaser and the Shareholders shall each reimburse and indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, one-half (1/2) of any loss, damages, cost or expense, including but not limited to attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of his duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement; provided that notwithstanding the foregoing, neither Purchaser nor the Shareholders shall be required to indemnify the Escrow Agent for any such loss, liability, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence or breach of this Agreement. The Shareholders shall cause the Company to establish a reserve on the Closing Date Balance Sheet equal to one-half (1/2) of the amount of the fees described in the first sentence of this Section 9.

                  10. Resignation and Removal of the Escrow Agent.

                  (a) The Escrow Agent may resign as such thirty (30) calendar days following the giving of prior written notice thereof to the Shareholders and Purchaser. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Shareholders and Purchaser and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the Escrow Shares and any dividends and other distributions received in respect thereof and not previously distributed to the Shareholders, together with earnings thereon, if any, to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Shares as such successor may reasonably request.

                  (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Shareholders and Purchaser are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.

                  (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 10 of its agreement to serve as escrow agent hereunder and the receipt of the Escrow Shares and dividends and other distributions received in respect thereof and not previously distributed to the Shareholders, together with earnings thereon, if any, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the proviso contained in clause (ii) of Section 7, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

                  11. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed by certified or registered mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

                           If to Purchaser, to:

                           Graham-Field Health Products, Inc.
                           400 Rabro Drive East
                           Hauppauge, New York  11788
                           Facsimile No.: (516) 582-5608
                           Attn:  Richard S. Kolodny

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York  10005
                           Facsimile No.: (212) 530-5219
                           Attn: Robert S. Reder, Esq.

                           If to the Shareholders, to:

                           S.E. (Gene) Davis
                           1744 Kanawha Drive
                           Stone Mountain, Georgia 30087
                           Facsimile No.: (770) 493-8744

                           and

                           Vicki Ray
                           3693 Grahams Port Lane
                           Lithonia, Georgia  30058
                           Facsimile No.: (770) 493-8744

                           with a copy to:

                           Robins, Kaplan, Miller & Ciresi LLP
                           2600 One Atlanta Plaza
                           950 East Paces Ferry Road, N.E.
                           Atlanta, Georgia 30326-1119
                           Facsimile No.:  (404) 233-1267
                           Attn:  Rhys T. Wilson, Esq.

                           If to the Escrow Agent, to:

                           The Law Offices of Robert E. Lesser
                           300 Park Avenue
                           New York, New York 10022
                           Facsimile No.: (212) 572-6499
                           Attn: Robert E. Lesser, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a business day during normal business hours, and if not then received, on the next business day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  12. Amendments, etc. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Purchaser and the Shareholders and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. No waiver by any party of any term or condition contained of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  14. Business Day. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Georgia are authorized or obligated to close.

                  15. Miscellaneous. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has signed this Agreement, or caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first above written.


                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:  /s/  Richard Kalodny
                                           -------------------------------
                                           Name:  Richard Kalodny
                                           Title: Vice President


                                        /s/ S.E. Davis
                                        ----------------------------------
                                        S.E. (Gene) Davis


                                        /s/ Vicki S. Ray
                                        ----------------------------------
                                        Vicki Ray


                                        /s/ Robert E. Lesser
                                        ----------------------------------
                                        Robert E. Lesser, as Escrow Agent

                                                                      SCHEDULE 1



Shareholder                                          Number of Escrow Shares
- -----------                                          -----------------------
S.E. (Gene) Davis                                    61,711

Vicki Ray                                            10,289

                                                                         ANNEX I



                           CERTIFICATE OF INSTRUCTION

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, Graham-Field Health Products, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 3(a) of the Escrow Agreement dated as of August 28, 1997 among Purchaser, S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certifies that (i) Purchaser or another Indemnified Party has sent to the Shareholders an Indemnity Notice (as such term is defined in the Reorganization Agreement), a copy of which is attached hereto, and (ii) the amount of $___________ (the "Owed Amount") is payable to the Indemnified Parties by the Shareholders pursuant to
         Section 8.02 of the Reorganization Agreement by reason of the matter described in such Indemnity Notice; and

                  (b) instructs you to deliver to Purchaser a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to the Owed Amount (i) unless you receive an Objection Certificate from the Shareholders prior to the expiration of the Objection Period, within two business days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or an Arbitration Certificate.

                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:_______________________________
                                           Name:
                                           Title:

Dated:____________, ____

                                                                        ANNEX II



                              OBJECTION CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders"), pursuant to Section 3(b) of the Escrow Agreement dated as of August 28, 1997 among Graham-Field Health Products, Inc. ("Purchaser"), the Shareholders and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) dispute that the Owed Amount referred to in the Certificate of Instruction dated _________, ____ is payable to the Indemnified Parties by the undersigned pursuant to Section 8.02 of the Reorganization Agreement;

                  (b) certify that the undersigned have sent to Purchaser a written statement dated ___________, ____ of the undersigned, a copy of which is attached hereto, disputing their liability to the Indemnified Parties for the Owed Amount; and

                  (c) object to your making payment to Purchaser as provided in such Certificate of Instruction.



                                        ________________________________________
                                        S.E. (Gene) Davis


                                        ________________________________________
                                        Vicki Ray



Dated: _____________, ____

                                                                       ANNEX III

                             RESOLUTION CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT

                  The undersigned, Graham-Field Health Products, Inc., a Delaware corporation ("Purchaser"), S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders"), pursuant to Section 3(b) of the Escrow Agreement dated as of August 28, 1997 among Purchaser, the Shareholders and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certify that (i) Purchaser and the Shareholders have resolved their dispute as to the matter described in the Certificate of Instruction dated __________, ____ and the related Objection Certificate dated ___________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates is $______________;

                  (b) instruct you to deliver to Purchaser a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to the Owed Amount referred to in clause (ii) of paragraph (a) above within two business days of your receipt of this Certificate; and

                  (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:_______________________________
                                           Name:
                                           Title:

                                           _______________________________
                                           S.E. (Gene) Davis


                                           _______________________________
                                           Vicki Ray
Dated:______________, ____

                                                                        ANNEX IV



                             ARBITRATION CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, Graham-Field Health Products, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 3(b) of the Escrow Agreement dated as of August 28, 1997 among Purchaser, S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certifies that (i) attached hereto is a final, nonappealable order of a Board of Arbitration resolving the dispute between Purchaser and the Shareholders as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in such order, is $______________;

                  (b) instructs you to deliver to Purchaser a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to the Owed Amount referred to in clause (ii) of paragraph (a) above, within two business days of your receipt of this Certificate; and

                  (c) agrees that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:_______________________________
                                           Name:
                                           Title:

Dated:______________, ____

                                                                         ANNEX V



                       PURCHASER CANCELLATION CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, Graham-Field Health Products, Inc., a Delaware corporation ("Purchaser"), pursuant to Section 3(e) of the Escrow Agreement dated as of August 28, 1997 among Purchaser, S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders") and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby:

                  (a) certifies that (i) it hereby releases its claim against the Shareholders with respect to [all] [specify portion] of the Owed Amount designated in the Certificate of Instruction dated _____________, ____ and (ii) as a result the Owed Amount with respect to such Certificate of Instruction is $__________; and

                  (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.


                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:_______________________________
                                           Name:
                                           Title:


Dated:______________, ____

                                                                        ANNEX VI



                      SHAREHOLDER CANCELLATION CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, S.E. (Gene) Davis and Vicki Ray (collectively, the "Shareholders"), pursuant to Section 3(f) of the Escrow Agreement dated as of August 28, 1997 among Graham-Field Health Products, Inc. ("Purchaser"), the Shareholders and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby certify that (i) attached hereto is a final, nonappealable order of a Board of Arbitration resolving the dispute between Purchaser and the Shareholders as to the matter described in the Certificate of Instruction dated ____________, ____ and the related Objection Certificate dated ____________, ____ and (ii) as provided in such order, there is no Owed Amount with respect to the matter described in such Certificates.



                                        ________________________________________
                                        S.E. (Gene) Davis


                                        ________________________________________
                                        Vicki Ray

Dated: _____________, ____

                                                                       ANNEX VII

                      BALANCE SHEET ADJUSTMENT CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, Graham-Field Health Products, Inc., a Delaware corporation, pursuant to Section 4 of the Escrow Agreement dated as of August 28, 1997 among Purchaser, S.E. (Gene) Davis, Vicki Ray and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby instructs you to deliver to Purchaser a certificate or certificates evidencing in the aggregate that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to $_________, within two business days of your receipt of this Certificate.


                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:_______________________________
                                           Name:
                                           Title:



Dated:______________, ____

                                                                      ANNEX VIII

                         ACCOUNTS RECEIVABLE CERTIFICATE

                                       TO

                                ROBERT E. LESSER,

                                 AS ESCROW AGENT


                  The undersigned, Graham-Field Health Products, Inc., a Delaware corporation, pursuant to Section 5 of the Escrow Agreement dated as of August 28, 1997 among Purchaser, S.E. (Gene) Davis, Vicki Ray and you (terms defined in said Escrow Agreement have the same meanings when used herein), hereby instructs you to deliver to Purchaser a certificate evidencing that number of whole Escrow Shares (ignoring fractions), valued at the Per Share Price, equal to $_________, within two business days of your receipt of this Certificate.


                                        GRAHAM-FIELD HEALTH PRODUCTS, INC.


                                        By:_______________________________
                                           Name:
                                           Title:



Dated:______________, ____